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                                                                 EXHIBIT 10.12

                 [RAMSEY/BEIRNE ASSOCIATES, INC. LETTERHEAD]

February 25, 1998

Mr. Eric Greenberg
Chairman
Scient, Inc.
580 California Street, Suite 500
San Francisco, CA 94104

Dear Eric:

This letter will confirm my conversation with Bob Howe regarding the following:

Ramsey/Beirne Associates, Inc. will refer candidates to you to fill the position of Chief Financial Officer for Scient, Inc. Your company will pay our fee for service in accordance with the fee arrangement stated below.

                                  EXPENSES

Expenses include direct out-of-pocket costs and certain allocated expenses incurred on your behalf. Out-of-pocket expenses incurred by Ramsey/Beirne Associates, Inc. will be invoiced monthly. Out-of-pocket expenses incurred by candidates during the interview process will be paid by you to them upon presentation by them or us.

                                    TERMS

In consideration for our service, Ramsey/Beirne Associates, Inc. will be paid $50,000.00 in cash and granted right to purchase 20,000 shares of Common Stock
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of Scient, Inc. Our retainer is due and payable as follows:

    A. One third of cash portion ($16,666.67) to be paid upon the execution of this agreement.

    B. One third of cash portion ($16,666.67) to be paid on the 30th calendar date of this agreement.


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Mr. Eric Greenberg                                                        Page 2
Scient, Inc.                                                   February 25, 1998


    C. One third of cash portion ($16,666.66) to be paid on the 60th calendar date of this agreement.

    D. In addition, upon execution of this agreement, Ramsey/Beirne Associates, Inc. will be able to purchase 20,000 shares Common Stock of Scient, Inc. at a purchase price of $.20 per share.

Should no hire take place, or should an internal candidate fill said position, both parties to this agreement shall consider any obligation, one-to-the-other, satisfied upon receipt by Ramsey/Beirne Associates, Inc. of payments A, B, C, and D. Should a candidate be hired for a position other than the one mentioned above, or should more than one candidate be hired, the parties agree that each hiring shall be subject to the terms of this agreement.

It is our pleasure to be of service to you and to work toward the successful fulfillment of your search requirements.

Sincerely yours,                                Accepted and Agreed to:


/s/ Alan B. Seiter                              /s/ Mr. Eric Greenberg
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Alan B. Seiter                                  Mr. Eric Greenberg
Managing Director                               Chairman
Ramsey/Beirne Associates, Inc.                  Scient, Inc.

ABS/jhc                                         Date: 3/2/98
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